EV Energy Partners Announces First Quarter 2013 Results

HOUSTON, TX -- May 10, 2013 -- (PR Newswire) -- EV Energy Partners, L.P. (Nasdaq: EVEP) today announced results for the first quarter 2013 and filed its Form 10-Q with the Securities and Exchange Commission. In addition, an update of EVEP’s commodity hedge positions, which includes additional natural gas hedges entered into since March 31, 2013, is presented in the Hedge Summary Table at the end of this release.

First Quarter 2013 Results

Adjusted EBITDAX for the quarter was $48.5 million, a 25 percent decrease over the first quarter of 2012 and a 30 percent decrease versus the fourth quarter of 2012. Distributable Cash Flow for the quarter was $21.8 million, a 37 percent decrease over the first quarter of 2012 and a 43 percent decrease versus the fourth quarter of 2012. The decreases in Adjusted EBITDAX and Distributable Cash Flow, which are described in the attached table under “Non-GAAP Measures,” are primarily due to decreases in realized gains on commodity derivatives and lower average sales prices per unit for natural gas liquids and crude oil.

Production for the first quarter of 2013 was 10.3 Bcf of natural gas, 263 MBbls of crude oil and 503 MBbls of natural gas liquids, or 165.2 Mmcfe/day. This represents a four percent increase from first quarter 2012 production of 159.5 Mmcfe/day and a one percent decrease from the fourth quarter 2012 production of 166.3 Mmcfe/day.

For the first quarter of 2013, EVEP reported a net loss of $46.6 million, or $(1.08) per basic and diluted weighted average limited partner unit outstanding. Included in net loss were $38.3 million of unrealized losses on commodity and interest rate derivatives, $0.7 million of non-cash realized losses related to terminated interest rate swaps, $0.4 million of dry hole and exploration costs, $5.2 million of non-cash leasehold impairment charges, $0.1 million of non-cash deferred income taxes and $4.5 million of non-cash costs contained in general and administrative expenses. Also contained in general and administrative expenses were $3.2 million of payroll related cash costs associated with the annual vesting of phantom units during the first quarter which will not be incurred during the second through fourth quarters of 2013.

For the first quarter of 2012, EVEP reported a net income of $28.6 million, or $0.69 per basic and diluted weighted average limited partner unit outstanding. Included in net income were $11.7 million of unrealized gains on commodity and interest rate derivatives, $0.6 million of non-cash realized losses on commodity derivatives, a $1.2 million non-cash charge to lease operating expense related to oil in tanks purchased in connection with 2011 acquisitions, $2.2 million of dry hole and exploration costs, a $0.6 million impairment charge primarily related to non-core assets sold during the quarter, $0.6 million of non-cash deferred income taxes and $4.3 million of non-cash costs contained in general and administrative expenses. Also contained in general and administrative expenses were $1.8 million of payroll tax related cash costs associated with the annual vesting of phantom units during the first quarter and $0.2 million of acquisition related due diligence and transaction costs. For the fourth quarter of 2012, EVEP reported a net loss of $9.9 million, or $(0.23) per basic and diluted weighted average limited partner unit outstanding. Included in net loss were $9.6 million of unrealized losses on commodity and interest rate derivatives, $1.2 million of non-cash realized losses on commodity and interest rate derivatives, $1.1 million of dry hole and exploration costs and $4.0 million of non-cash costs contained in general and administrative expenses. Also recognized during the fourth quarter were $16.7 million of impairment charges primarily related to the write-down of certain oil and natural gas properties to their fair value due to the effects of declining natural gas prices on expected future net cash flows.

Mark Houser, President and CEO, said, "We had strong operating performance through a tough winter. Our Barnett Shale results were excellent, our Utica midstream investment is progressing with start-up of initial processing and fractionation at UEO expected this June, and our Utica acreage sale process is proceeding.”

Quarterly Report on Form 10-Q

EVEP’s financial statements and related footnotes are available on our first quarter 2013 Form 10-Q, which was filed today and is available through the Investor Relations/SEC Filings section of the EVEP website at http://www.evenergypartners.com.

Conference Call

As announced on May 3, 2013, EV Energy Partners, L.P. will host an investor conference call Friday, May 10, 2013 at 9:00 a.m. Eastern Time. Investors interested in participating in the call may dial (877) 941-9205 (quote conference ID 4618219) at least 5 minutes prior to the start time, or may listen live over the Internet through the Investor Relations section of the EVEP website at http://www.evenergypartners.com.

EV Energy Partners, L.P. is a master limited partnership engaged in acquiring, producing and developing oil and gas properties. More information about EVEP is available at http://www.evenergypartners.com.

(code #: EVEP/G)

This press release may include statements that are not historical facts which are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements include information about the sale of our Utica Shale assets, our midstream investments, future plans and other statements which include words such as "anticipates," "plans," "projects," "expects," "intends," "believes," "should," and similar expressions of forward-looking information. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of EV Energy Partners, L.P. Actual results may differ materially from those contained in the press release. Such risks and uncertainties include, but are not limited to, changes in commodity prices, changes in reserve estimates, requirements and actions of purchasers of properties (including the Utica Shale), changes in the metrics and procedures used to value midstream assets, exploration and development activities in the Utica Shale and elsewhere, the availability and cost of financing, the returns on our capital investments and acquisition strategies, the availability of sufficient cash flow to pay distributions and execute our business plan and general economic conditions. Additional information on risks and uncertainties that could affect our business prospects and performance are provided in the most recent reports of EV Energy Partners with the Securities and Exchange Commission. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Any forward-looking statement speaks only as of the date on which such statement is made and EVEP undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Operating Statistics

	Three Months Ended March 31,
	2013	2012
Production data:
Oil (MBbls)	263	285
Natural gas liquids (MBbls)	503	423
Natural gas (MMcf)	10,267	10,263
Net production (MMcfe)	14,864	14,513
Average sales price per unit: (1)
Oil (Bbl)	$93.47	$100.05
Natural gas liquids (Bbl)	30.38	46.42
Natural gas (Mcf)	3.20	2.79
Mcfe	4.89	5.29
Average unit cost per Mcfe:
Production costs:
Lease operating expenses (2)	$1.76	$1.97
Production taxes	0.20	0.23
Total	1.96	2.20
Asset retirement obligations accretion expense	0.09	0.08
Depreciation, depletion and amortization	2.07	1.69
General and administrative expenses	0.85	0.83

(1) Prior to $12.3 million and $25.9 million of net hedge gains and settlements on commodity derivatives for the three months ended March 31, 2013 and March 31, 2012.

(2) Lease operating expenses for the three months ended March 31, 2012 contains $1.2 million ($0.08 per Mcfe) of non-cash charges related to oil in tanks purchased in connection with 2011 acquisitions.

Condensed Consolidated Balance Sheets
(In $ thousands, except number of units)
(Unaudited)
	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$18,907	$7,486
Accounts receivable:
Oil, natural gas and natural gas liquids revenues	35,967	34,909
Related party	4,138	1,422
Other	4,047	11,263
Derivative asset	14,132	40,771
Other current assets	1,777	1,750
Total current assets	78,968	97,601

Oil and natural gas properties, net of accumulated
depreciation, depletion and amortization; March 31,
2013, $420,005; December 31, 2012, $389,206	1,863,584	1,875,890
Other property, net of accumulated depreciation
and amortization; March 31, 2013, $636;
December 31, 2012, $598	1,317	1,325
Long–term derivative asset	36,268	45,839
Investments in unconsolidated affiliates	103,018	34,545
Other assets	9,631	10,214
Total assets	$2,092,786	$2,065,414

LIABILITIES AND OWNERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$53,852	$40,171
Derivative liability	1,554	-
Total current liabilities	55,406	40,171

Asset retirement obligations	104,103	102,707
Long–term debt	944,237	859,218
Long-term derivative liability	1,189	-
Other long–term liabilities	1,444	3,494

Commitments and contingencies

Owners’ equity:
Common unitholders - 42,599,080 units and
42,320,707 units issued and outstanding as of
March 31, 2013 and December 31, 2012,
respectively	999,937	1,072,175
General partner interest	(13,530)	(12,351)
Total owners' equity	986,407	1,059,824
Total liabilities and owners' equity	$2,092,786	$2,065,414

Condensed Consolidated Statements of Operations
(In $ thousands, except per unit data)
(Unaudited)
	Three Months Ended March 31,
	2013	2012
Revenues:
Oil, natural gas and natural gas liquids revenues	$72,669	$76,801
Transportation and marketing–related revenues	1,033	930
Total revenues	73,702	77,731

Operating costs and expenses:
Lease operating expenses	26,094	28,600
Cost of purchased natural gas	743	645
Dry hole and exploration costs	417	2,173
Production taxes	2,916	3,282
Asset retirement obligations accretion expense	1,354	1,208
Depreciation, depletion and amortization	30,833	24,591
General and administrative expenses	12,622	12,117
Impairment of oil and natural gas properties	5,169	635
Total operating costs and expenses	80,148	73,251

Operating (loss) income	(6,446)	4,480

Other (expense) income, net:
Realized gains on derivatives, net	10,759	24,190
Unrealized (losses) gains on derivatives, net	(38,273)	11,661
Interest expense	(12,829)	(11,084)
Other income, net	187	4
Total other (expense) income, net	(40,156)	24,771

(Loss) income before income taxes and equity in income of unconsolidated affiliates	(46,602)	29,251
Income taxes	(177)	(658)
(Loss) income before equity in income of unconsolidated affiliates	(46,779)	28,593
Equity in income of unconsolidated affiliates	198	-
Net (loss) income	($46,581)	$28,593

Net (loss) income per limited partner unit:
Basic	($1.08)	$0.69
Diluted	($1.08)	$0.69
Weighted average limited partner units outstanding:
Basic	42,556	40,440
Diluted	42,556	40,760

Distributions declared per unit	$0.768	$0.764

Consolidated Statements of Cash Flows
(In $ thousands)
(Unaudited)	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net (loss) income	($46,581)	$28,593
Adjustments to reconcile net (loss) income to net cash flows provided by operating activities:
Dry hole costs	51	225
Asset retirement obligations accretion expense	1,354	1,208
Depreciation, depletion and amortization	30,833	24,591
Equity–based compensation cost	4,485	4,280
Impairment of oil and natural gas properties	5,169	635
Non-cash derivative activity	38,953	(11,661)
Equity in income of unconsolidated affiliates	(198)	-
Distributions from unconsolidated affiliates	48	-
Other	593	2,295
Changes in operating assets and liabilities:
Accounts receivable	(4,527)	(11,150)
Other current assets	(27)	245
Accounts payable and accrued liabilities	11,351	20,382
Other, net	(119)	(1,144)
Net cash flows provided by operating activities	41,385	58,499

Cash flows from investing activities:
Acquisitions of oil and natural gas properties	-	(36,544)
Final settlement of purchase price of oil and natural gas properties	7,998	-
Additions to oil and natural gas properties	(21,136)	(29,067)
Proceeds from sale of oil and natural gas properties	-	5,489
Investments in unconsolidated affiliates	(68,345)	(11,597)
Distributions from unconsolidated affiliates	23	-
Settlements from acquired derivatives	-	1,687
Net cash flows used in investing activities	(81,460)	(70,032)

Cash flows from financing activities:
Long-term debt borrowings	85,000	35,000
Repayment of long-term debt borrowings	-	(460,000)
Proceeds from debt offering	-	206,000
Loan costs incurred	-	(3,929)
Proceeds from public equity offering	-	262,833
Offering costs	-	(157)
Contributions from general partner	334	5,714
Distributions paid	(33,838)	(29,815)
Net cash flows provided by financing activities	51,496	15,646

Increase in cash and cash equivalents	11,421	4,113
Cash and cash equivalents – beginning of period	7,486	30,312
Cash and cash equivalents – end of period	$18,907	$34,425

Non-GAAP Measures

We define Adjusted EBITDAX as net (loss) income plus income taxes, interest expense, net, realized losses on interest rate swaps, depreciation, depletion and amortization, asset retirement obligations accretion expense, non-cash realized losses on derivatives, unrealized losses (gains) on derivatives, non-cash equity compensation expense, impairment of oil and natural gas properties, non-cash inventory write down expense, and dry hole and exploration costs. Distributable Cash Flow is defined as Adjusted EBITDAX less cash income taxes, cash interest expense, net, realized losses on interest rate swaps, and estimated maintenance capital expenditures.

Adjusted EBITDAX and Distributable Cash Flow are used by our management to provide additional information and statistics relative to the performance of our business, including (prior to the creation of any reserves) the cash available to pay distributions to our unitholders. These financial measures indicate to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Adjusted EBITDAX and Distributable Cash Flow are also quantitative standards used throughout the investment community with respect to performance of publicly-traded partnerships. Adjusted EBITDAX and Distributable Cash Flow should not be considered as alternatives to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDAX and Distributable Cash Flow exclude some, but not all, items that affect net income and operating income and these measures may vary among companies. Therefore, our Adjusted EBITDAX and Distributable Cash Flow may not be comparable to similarly titled measures of other companies.

Reconciliation of Net Income to Adjusted EBITDAX and Distributable Cash Flow
(In $ thousands)
(Unaudited)
	Three Months Ended March 31,
	2013	2012

Net (loss) income	($46,581)	$28,593
Add:
Income taxes	177	658
Interest expense, net	12,828	11,077
Realized losses on interest rate swaps	865	1,116
Depreciation, depletion and amortization	30,833	24,591
Asset retirement obligations accretion expense	1,354	1,208
Non-cash realized losses on derivatives	680	584
Unrealized losses (gains) on derivatives	38,273	(11,661)
Non-cash equity compensation expense	4,485	4,280
Impairment of oil and natural gas properties	5,169	635
Non-cash inventory write down expense	-	1,202
Dry hole and exploration costs	417	2,173
Adjusted EBITDAX	$48,500	$64,456

Less:
Cash income taxes	44	78
Cash interest expense, net	12,216	10,498
Realized losses on interest rate swaps	865	1,116
Estimated maintenance capital expenditures (1)	13,581	18,141
Distributable Cash Flow	$21,794	$34,623

(1) Estimated maintenance capital expenditures are those expenditures estimated to be necessary to maintain the production levels of our oil and gas properties over the long term and the operating capacity of our other assets over the long term.

Summary of New Hedge Positions (since March 31, 2013)

		Swap	Swap
Period	Index	Volume	Price
Natural Gas		(Mmmbtu/Mbbls)
May-Dec 2013	NYMEX	735.0	$4.39
2014	NYMEX	5,475.0	$4.34
2015	NYMEX	5,475.0	$4.34

Hedge Summary Table (as of May 9, 2013)

		Swap	Swap
Period	Index	Volume	Price
Natural Gas		(Mmmbtu/Mbbls)
2Q-4Q 2013	NYMEX	26,117.5	$4.82
	El Paso Permian	825.0	$6.77
	El Paso San Juan	825.0	$6.66

1Q 2014	NYMEX	7,794.0	$4.90
2Q 2014	NYMEX	7,880.6	$4.90
3Q 2014	NYMEX	7,967.2	$4.88
4Q 2014	NYMEX	7,967.2	$4.83

2015	NYMEX	31,572.5	$5.07

Crude
2Q 2013	WTI	384.5	$89.11
2H 2013	WTI	763.6	$88.99

1H 2014	WTI	760.2	$89.78
2H 2014	WTI	757.5	$92.61

2015	WTI	730.0	$90.09

Interest Rate Swap Agreements	Notional Amount	Fixed Rate
	(in $ mill)
April 2013 - July 2015	110	3.315%

EV Energy Partners, L.P., Houston

Michael E. Mercer

713-651-1144

http://www.evenergypartners.com